                                                                   EXHIBIT 10.42
                                                                   -------------

[FLEET BANK LOGO APPEARS HERE]

November 26th, 1997

Mr. John McPhee
Director of Finance & Treasurer
Peritus Software Services, Inc.
304 Concord Road
Billerica, MA 01821-3485

Dear John:

Reference is hereby made to the Letter Agreement (the "Agreement") dated September 6, 1996, and amended as of March 30, 1997, and June 30, 1997, by and between Peritus Software Services, Inc. ("Peritus" or the "Company") and Fleet National Bank (the "Bank").

The Borrower has informed the Bank that in connection with its acquisition of Millennium Dynamics, Inc. ("Millennium"), it will be in violation of certain financial covenants for the fourth fiscal quarter ended December 31,1997, specifically:

 .   Tangible Capital Base:  We have revised this covenant for the fourth
    ---------------------
    quarter ending December 31, 1997, by setting the minimum base at $30 million. The step-up remains the same as defined in the Agreement, i.e. 80% of new equity raised and subordinated debt raised after December 31, 1997 and 80% of Net Income earned after December 31, 1997.

 .   Profitability: We have revised the definition of this covenant for the
    -------------
    fourth quarter ending December 31, 1997, to exclude the one-time charge of $72 million relating to the Millennium acquisition. With this modification, we still require that Profitability must exceed $1.00 for the fourth quarter ending December 31, 1997.

 .   Trailing Fourth-Quarter Profitability: We have revised this covenant to
    -------------------------------------
    reflect the modified Profitability covenant for the fourth quarter ending December 31, 1997.

These changes are for the specific time period detailed above only and do not amend in any manner any other terms of the Agreement. These changes will become effective upon our receipt of a countersigned copy of this letter.

John, we are pleased to continue our relationship with Peritus and look forward to expanding it in the future.

Sincerely,

/s/ Olaperi Onipede

Olaperi Onipede              Agreed and Accepted: /s/  John E. MacPhee
Vice President                                    ---------------------
High Technology Group        by:                     JOHN E. MACPHEE
                             title:          Director of Finance and Treasurer
                             date:                   12/9/97